                                                                     EXHIBIT 3.5

                         ARTICLES OF INCORPORATION

                                      OF

                             FRIDAY MORNING, INC.

     We, the undersigned natural persons of the age of twenty-one (21) years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

     The name of the corporation is Friday Morning, Inc..

                                  ARTICLE TWO

     The period of duration is perpetual.

                                 ARTICLE THREE

     The purpose or purposes for which the corporation is organized are:

          (a)  To erect or repair any building or improvement;

          (b) To purchase, sell, acquire by lease, grant by lease, rent, sublease and subdivide real property in towns, cities, and villages and their suburbs not extending more than two miles beyond their limits;

          (c)  To transact any manufacturing business;

          (d)  To purchase and sell goods;

          (e)  To engage in any merchantile or trading business;

          (f)  To engage in the oil and gas business;

          (g) To transact any or all lawful business for which the corporation may be incorporated under the Texas Business Corporation Act and to do everything necessary, proper, advisable or convenient for the accomplishment or furtherance of such purposes.

     The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

                                 ARTICLE FOUR

     The aggregate number of shares which the corporation shall have authority to issue is one million (1,000,000) shares of the par value of One Cent ($0.01) per share.

                                 ARTICLE FIVE

     The corporation will not commence business until it has received for issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

                                  ARTICLE SIX

     No holder of stock of the corporation shall be entitled as a matter of right, pre-emptive or otherwise, to subscribe for or purchase any part of any stock now or hereafter authorized to be issued, or shares thereof held in the treasury of the corporation or securities convertible into stock, whether issued for cash or other consideration or by way of dividend or otherwise.

                                 ARTICLE SEVEN

     At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

                                 ARTICLE EIGHT

     The shareholders of the corporation hereby delegate to the Board of Directors power to adopt, alter, amend or repeal the bylaws of the corporation; such power shall be deemed to be vested exclusively in the Board of Directors and shall not be exercised by the shareholders.

                                 ARTICLE NINE

     (a) Any contract or other transaction between the corporation and any of its directors, officers or shareholders (or any corporations or firms in which they may be directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

     (b) The foregoing shall, however, apply only if the interest of each such director, officer and/or shareholder is known or disclosed:

          (1) To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

          (2) To the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

     (c) This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

                                  ARTICLE TEN

     (a)  The corporation shall indemnify, to the extent provided in paragraph
(b), these persons:

          (1) Any director, officer, agent or employee of the corporation;

                   Articles of Incorporation - Page 2
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          (2)  Any former director, officer, agent or employee of the corporation; and,

          (3) Any person who may have served at the corporation's request as a director, officer, agent or employee of another corporation in which the corporation owns or has owned stock, or of which it is or has been a creditor.

     (b) The indemnification shall be against expenses actually and necessarily incurred by such person, and any amount paid in satisfaction of judgments in connection with any action, suit or proceeding (whether civil or criminal) in which he is made a party by reason of being or having been such a director, officer, agent or employee (whether or not such at the time the costs or expenses are incurred by or imposed on him) except in relation to matters as to
                                            ------
which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty.

     (c) The corporation may also reimburse to any such person the reasonable costs of settlement of any such action, suit or proceeding, if it is found by a majority of the committee of the directors not involved in the matter (whether or not a quorum) that (1) it was to the interest of the corporation to make such settlement, and (2) such person was not guilty of gross negligence or willful misconduct.

     (d) The rights of indemnification and reimbursement shall not be exclusive of any other rights to which such person may be entitled by law, bylaw, agreement, shareholder's vote or otherwise.

                                ARTICLE ELEVEN

     The post office address of its initial registered office is 14621 Inwood Road, Dallas, Texas 75240, and the name of its initial registered agent at such address is Lloyd L. Ross.

                                ARTICLE TWELVE

     The directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until their successors are elected and qualified is:


               NAME                                  ADDRESS
               ----                                  -------

               Lloyd L. Ross                         14621 Inwood Road
                                                     Dallas, Texas 75240

                               ARTICLE THIRTEEN

     The names and addresses of the incorporators are:

               NAME                          ADDRESS
               ----                          -------

               A. Don Crowder                2017 Cedar Springs Road
                                             Dallas, Texas 75201

               Deborah Blackshear            2017 Cedar Springs Road
                                             Dallas, Texas 75201

               Janice Mattox                 2017 Ceder Springs Road
                                             Dallas, Texas 75201

                      Articles of Incorporation - Page 3
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     IN WITNESS WHEREOF, we have hereunto set our hands, this 9th day of March
                                                              ---        -----
A.D., 1979.



                                        /s/ A. Don Crowder
                                        ----------------------------------
                                        A. Don Crowder


                                        /s/ Deborah Blackshear
                                        ----------------------------------
                                        Deborah Blackshear


                                        /s/ Janice Mattox
                                        ----------------------------------
                                        Janice Mattox


THE STATE OF TEXAS (S)
                   (S)
COUNTY OF DALLAS   (S)

     I, Cassidi Casey, a notary public, do hereby certify that on this 9th day
                                                                       ---
of March , A.D., 1979, personally appeared before me A. DON CROWDER, DEBORAH
   -----
BLACKSHEAR and JANICE MATTOX, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as incorporators, and that the statements therein contained, are true.




                                        /s/ Cassidi Casey
                                        ---------------------------------------
                                        Cassidi Casey, Notary Public in
                                        and for Dallas County, Texas

My Commission Expires:

       8-22-90
----------------------

                      Articles of Incorporation - Page 4